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Exhibit 4(a)(4)

FORM OF
SUPPLEMENTAL TRUST INDENTURE

FROM

NORTHERN STATES POWER COMPANY
 (A MINNESOTA CORPORATION)

TO

BNY MIDWEST TRUST COMPANY

DATED [                        ], [            ]

SUPPLEMENTAL TO TRUST INDENTURE
DATED FEBRUARY 1, 1937

AND

SUPPLEMENTAL AND RESTATED
TRUST INDENTURE

DATED MAY 1, 1988

i

TABLE OF CONTENTS
(continued)

ii

        Supplemental Trust Indenture, made effective as of the [    ] day of [            ], [        ], by and between NORTHERN STATES POWER COMPANY (formerly Northern Power Corporation), a corporation duly organized and existing under and by virtue of the laws of the State of Minnesota, having its principal office in the City of Minneapolis, Minnesota (the "Company"), party of the first part, and BNY MIDWEST TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Illinois, having its principal office in the City of Chicago, Illinois (as successor Trustee to Harris Trust and Savings Bank), as trustee (the "Trustee"), party of the second part;

WITNESSETH:

        WHEREAS, a predecessor in interest to the Company, Xcel Energy Inc. (formerly Northern States Power Company), a corporation duly organized and existing under and by virtue of the laws of the State of Minnesota (the "Predecessor Company") has heretofore executed and delivered to the Trustee its Trust Indenture (the "1937 Indenture"), made as of February 1, 1937, whereby the Predecessor Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee and to its respective successors in trust, all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Predecessor Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Predecessor Company in and by the provisions of the 1937 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1937 Indenture for the equal pro rata benefit and security of all and each of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

        WHEREAS, the Predecessor Company heretofore has executed and delivered to the Trustee a Supplemental Trust Indenture, made as of June 1, 1942, whereby the Predecessor Company conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the date of the 1937 Indenture; and

        WHEREAS, the Predecessor Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the 1937 Indenture certain additional covenants, conditions and agreements to be observed by the Predecessor Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series
February 1, 1944	Series due February 1, 1974 (retired)
October 1, 1945	Series due October 1, 1975 (retired)
July 1, 1948	Series due July 1, 1978 (retired)
August 1, 1949	Series due August 1, 1979 (retired)
June 1, 1952	Series due June 1, 1982 (retired)
October 1, 1954	Series due October 1, 1984 (retired)
September 1, 1956	Series due 1986 (retired)
August 1, 1957	Series due August 1, 1987 (redeemed)
July 1, 1958	Series due July 1, 1988 (retired)
December 1, 1960	Series due December 1, 1990 (retired)
August 1, 1961	Series due August 1, 1991 (retired)
June 1, 1962	Series due June 1, 1992 (retired)
September 1, 1963	Series due September 1, 1993 (retired)
August 1, 1966	Series due August 1, 1996 (redeemed)
June 1, 1967	Series due June 1, 1995 (redeemed)
October 1, 1967	Series due October 1, 1997 (redeemed)
May 1, 1968	Series due May 1, 1998 (redeemed)
October 1, 1969	Series due October 1, 1999 (redeemed)
February 1, 1971	Series due March 1, 2001 (redeemed)
May 1, 1971	Series due June 1, 2001 (redeemed)
February 1, 1972	Series due March 1, 2002 (redeemed)
January 1, 1973	Series due February 1, 2003 (redeemed)
January 1, 1974	Series due January 1, 2004 (redeemed)
September 1, 1974	Pollution Control Series A (redeemed)
April 1, 1975	Pollution Control Series B (redeemed)
May 1, 1975	Series due May 1, 2005 (redeemed)
March 1, 1976	Pollution Control Series C (retired)
June 1, 1981	Pollution Control Series D, E and F (redeemed)
December 1, 1981	Series due December 1, 2011 (redeemed)
May 1, 1983	Series due May 1, 2013 (redeemed)
December 1, 1983	Pollution Control Series G (redeemed)
September 1, 1984	Pollution Control Series H (redeemed)
December 1, 1984	Resource Recovery Series I (redeemed)
May 1, 1985	Series due June 1, 2015 (redeemed)
September 1, 1985	Pollution Control Series J, K and L (redeemed)
July 1, 1989	Series due July 1, 2019 (redeemed)
June 1, 1990	Series due June 1, 2020 (redeemed)
October 1, 1992	Series due October 1, 1997 (retired)
April 1, 1993	Series due April 1, 2003 (retired)
December 1, 1993	Series due December 1, 2000 (retired), and December 1, 2005

Date of Supplemental Trust Indenture	Designation of Series
February 1, 1994	Series due February 1, 1999 (retired)
October 1, 1994	Series due October 1, 2001 (retired)
June 1, 1995	Series due July 1, 2025
April 1, 1997	Pollution Control Series M (redeemed), N, O and P
March 1, 1998	Series due March 1, 2003 (retired), and March 1, 2028
May 1, 1999	Resource Recovery Series Q
June 1, 2000	Resource Recovery Series R; and

        WHEREAS, on August 18, 2000, New Centuries Energies, Inc. was merged with and into the Predecessor Company and the Predecessor Company changed its corporate name from Northern States Power Company to Xcel Energy Inc.; and

        WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of August 18, 2000 between the Predecessor Company and the Company, substantially all the assets of the Predecessor Company (other than the stock of the Predecessor Company's subsidiaries) were conveyed to, and substantially all the liabilities of the Predecessor Company, including liabilities created under the Indenture, were assumed by, the Company (the "Assignment"); and

        WHEREAS, pursuant to the Supplemental Trust Indenture dated as of August 1, 2000 among the Predecessor Company, the Company and Harris Trust and Savings Bank, as trustee, the requirements and conditions precedent set forth in the Original Indenture and the Restated Indenture (each as hereinafter defined) with respect to the Assignment were satisfied; and

        WHEREAS, the Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it (or, as the case may be, the Predecessor Company) subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the 1937 Indenture certain additional covenants, conditions, and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series
June 1, 2002	Series due August 15, 2003
July 1, 2002	Pollution Control Series S
August 1, 2002	Series A and Series B due August 28, 2012
May 1, 2003	Series due 2004, extendible through 2006;
August 1, 2003	Series due 2006 and Series due 2010; and

        WHEREAS, the 1937 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the "Original Indenture"; and

        WHEREAS, the Predecessor Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated May 1, 1988 (the "Restated Indenture"), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture (except for those Supplemental Trust Indentures executed after May 1, 1988); and

        WHEREAS, the Restated Indenture will become effective and operative when all bonds of each series issued under the Original Indenture prior to May 1, 1988, shall have been retired through payment or redemption (including those bonds "deemed to be paid" within the meaning of that term as used in Article XVII of the 1937 Indenture) or when, subject to certain exceptions, the holders of the requisite principal amount of such bonds shall have consented to the amendments contained in the Restated Indenture (such date being herein called the "Effective Date"); and

        WHEREAS, in accordance with the terms of the Restated Indenture, because all bonds of each series issued under the Original Indenture prior to May 1, 1988 have been retired through payment or redemption, the Company desires to have the Restated Indenture become effective and operative on the date this Supplemental Trust Indenture is first recorded and filed in such manner and to such extent as is required by law; and

        WHEREAS, the Effective Date will be [                        ]; and

        WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the "Indenture"; and

        WHEREAS, pursuant to the Agreement of Resignation, Appointment and Acceptance dated as of May 1, 2002 among the Company, BNY Midwest Trust Company, as successor trustee, and Harris Trust and Savings Bank, the Trustee accepted the rights, powers, duties and obligations of the trustee under the Indenture effective as of May 9, 2002; and

        WHEREAS, the Indenture provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

        WHEREAS, the Company is desirous of providing for the creation of a new series of First Mortgage Bonds, said new series of bonds to be designated "First Mortgage Bonds, Series due [                        ]" the bonds of such series to be issued as registered bonds without coupons in denominations of a multiple of $1,000, and the bonds of such series to be substantially in the form and of the tenor following [with the redemption prices inserted therein in conformity with the provisions of Section 2.02 hereof,] to-wit:

(Form of Bonds of Series due [        ])
NORTHERN STATES POWER COMPANY

(Incorporated under the laws of the State of Minnesota)
First Mortgage Bond
Series due [                        ]

No.	$

        [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]*

        NORTHERN STATES POWER COMPANY, a corporation organized and existing under the laws of the State of Minnesota (the "Company"), for value received, hereby promises to pay to [                        ] or its registered assigns, at the office of the Trustee, in Chicago, Illinois, or, at the option of the registered owner, at the agency of the Company in the Borough of Manhattan, City and State of New York, an amount equal to [                        ] Dollars in lawful money of the United States of America, on the [            ] day of [            ], [            ],and to pay interest hereon from the date hereof at the rate of [            ] percent per annum, in like money, until the Company's obligation with respect to the payment of such principal sum shall be discharged; said interest being payable at the option of the person entitled to such interest either at the office of the Trustee, in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, on the [            ] day of [            ] and on the [            ] day of [            ] in each year provided that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any [                        ] or [                        ] will be paid to the person in whose name this bond was registered at the close of business on the record date (the [                        ] prior to such [                        ] or the [                        ] prior to such [                        ] (whether or not a business day)).

        [EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THESE GLOBAL BONDS MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE REGISTERED DEPOSITORY OR BY A NOMINEE OF THE REGISTERED DEPOSITORY TO THE REGISTERED DEPOSITORY, ANOTHER NOMINEE OF THE REGISTERED DEPOSITORY, A SUCCESSOR OF THE REGISTERED DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.]*

        This bond is one of a duly authorized issue of bonds of the Company, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific

*
This legend to be included if the bonds are issued as a global bond in book-entry form.

series) by a Trust Indenture dated February 1, 1937 (the "1937 Indenture"), as supplemented by 54 supplemental trust indentures (collectively, the "Supplemental Indentures"), a Supplemental and Restated Trust Indenture dated May 1, 1988 (the "Restated Indenture") and a new supplemental trust indenture for the bonds of this series (this "Supplemental Trust Indenture"), executed by the Company to BNY MIDWEST TRUST COMPANY (as successor trustee to Harris Trust and Savings Bank), as trustee (the "Trustee"). The 1937 Indenture, as supplemented by the Supplemental Indentures, the Restated Indenture and this Supplemental Trust Indenture, is referred to herein as the "Indenture". The Restated Indenture amends and restates the 1937 Indenture and certain of the Supplemental Indentures and became effective and operative on [                        ]. Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a default as provided in the Indenture.

        With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds challenged and disqualified from voting by reason of the Company's interest therein as provided in the Indenture); provided that without the consent of all holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest thereon or any other modification in the terms of payment of such principal or interest.

        The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and shall not be affected by any notice to the contrary.

        [At the option of the Company, and upon not less than 30 days' notice prior to the date fixed for redemption, in the manner and with the effect provided in the Indenture, any or all of the bonds of this Series due [            ] may be redeemed, [other than for the Sinking Fund provided for bonds of this series,] by the Company on any date by the payment of

[REDEMPTION TERMS ARE TO BE INSERTED FOR EACH BOND
IN CONFORMITY WITH THE PROVISIONS OF SECTION 2.02]]

        [Bonds of this series are not redeemable prior to maturity, for any reason, and are not subject to a sinking fund.]

        This bond is transferable as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office of the Trustee in Chicago, Illinois, or at the option of the owner at the agency of the Company in the Borough of Manhattan, City and State of New York, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.

        Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

        No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

        No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present, or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute, or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

        This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of BNY Midwest Trust Company (as successor trustee to Harris Trust and Savings Bank), as Trustee under the Indenture, or its successor thereunder.

        IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be executed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:		NORTHERN STATES POWER COMPANY
	Attest:	By:	President

(Form of Trustee's Certificate)

        This bond is one of the bonds of the series designated thereon, described in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY, as Trustee
By:
Authorized Officer

and

        WHEREAS, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property acquired by it subsequent to the date of the preparation of the Supplemental Trust Indenture dated as of August 1, 2003; and

        WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the particulars of any new series of bonds and of providing the terms and conditions of the issue of the bonds of any series not expressly provided for in the Indenture and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and

        WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors of the Company;

        WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;

        NOW, THEREFORE, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with BNY Midwest Trust Company (as successor trustee to Harris Trust and Savings Bank), as Trustee, and its successors in the trust under the Indenture for the benefit of those who hold or shall hold the bonds, or any of them, issued or to be issued thereunder, as follows:

ARTICLE I
SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY
TO THE LIEN OF THE INDENTURE

        SECTION 1.01.    The Company, in order to better secure the payment, of both the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, to the Trustee and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in a schedule annexed hereto and marked Schedule A, reference to said schedule being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;

        Also, in order to subject the personal property and chattels of the Company to the lien of the Indenture and to conform with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, exciters, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; telephone plant and related distribution systems; trucks and trailers; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; materials and supplies; all municipal and other franchises, leaseholds, licenses, permits, privileges, patents and patent rights; all shares of stock, bonds, evidences of indebtedness, contracts, claims, accounts receivable, choses in action and other intangibles, all books of account and other corporate records;

        Excluding, however, all merchandise and appliances heretofore or hereafter acquired for the purpose of sale to customers and others;

        All the estate, right, title, interest and claim, whatsoever, at law as well as in equity, which the Company now has or hereafter may acquire in and to the aforesaid property and every part and parcel thereof subject, however, to the right of the Company, upon the occurrence and continuation of a Completed Default as defined in the Indenture, to retain in its possession all shares of stock, notes, evidences of indebtedness, other securities and cash not expressly required by the provisions hereof to be deposited with the Trustee, to retain in its possession all contracts, bills and accounts receivable, motor cars, any stock of goods, wares and merchandise, equipment or supplies acquired for the purpose of consumption in the operation, construction or repair of any of the properties of the Company, and to sell, exchange, pledge, hypothecate or otherwise dispose of any or all of such property so retained in its possession, free from the lien of the Indenture, without permission or hindrance on the part of the Trustee, or any of the bondholders. No person in any dealings with the Company in respect of any such property shall be charged with any notice or knowledge of any such Completed Default under the Indenture while the Company is in possession of such property. Nothing contained herein or in the Indenture shall be deemed or construed to require the deposit with, or delivery to, the Trustee of any of such property, except such as is specifically required to be deposited with the Trustee by some express provision of the Indenture;

        To have and to hold all said property, real, personal and mixed, granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

ARTICLE II
FORM AND EXECUTION OF SERIES DUE [            ]

        SECTION 2.01.    There is hereby created, for issuance under the Indenture, a series of bonds designated Series due [            ], each of which shall bear the descriptive title "First Mortgage Bonds, Series due [            ]," and the form thereof shall contain suitable provisions with respect to the matters hereafter specified in this Section. The bonds of the Series due [            ] may forthwith be executed by the Company substantially in the form set forth in the recitals, including the relevant provisions as indicated therein, and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of the Indenture and this Supplemental Indenture. The aggregate principal amount of the bonds of the Series due [            ] outstanding at any time shall not exceed $[            ]. The bonds of the Series due [            ] shall mature on [            ], and shall be issued as registered bonds without coupons in denominations of $1,000. The bonds of the Series due [            ] shall bear interest at a rate of [            ]% per annum on the principal amount thereof payable semi-annually on [            ] and [            ] of each year, and the principal shall be payable at the office of the Trustee in Chicago, Illinois, or at the option of the registered owner at the agency of the Company in the Borough of Manhattan, City and State of New York, in lawful money of the United States of America, and the interest shall be payable in like money at the option of the person entitled to such interest either at said office of the Trustee in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York. Interest on the bonds of the Series due [            ] shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The bonds of the Series due [            ] shall be dated as of the interest payment date next preceding the authentication thereof by the Trustee except that (i) if any bond of the Series due [            ] shall be authenticated before [            ], it shall be dated as of [            ], unless (iii) below is applicable, (ii) if the Company shall at the time of the authentication of the bonds of the Series due [            ] be in default in the payment of interest upon the bonds of the Series due [            ], such bonds of the Series due [            ] shall be dated as of the date of the beginning of the period for which such interest is so in default

and (iii) as long as there is no existing default in the payment of interest on the bonds of the Series due [            ], if any bonds of the Series due [            ] shall be authenticated after the close of business on any Record Date but on or prior to the interest payment date relating to such Record Date, it shall be dated as of such interest payment date.

        As long as there is no existing default in the payment of interest on the bonds of the Series due [            ], the person in whose name any bonds of the Series due [            ] is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of any such bonds of the Series due [            ] subsequent to the Record Date and on or prior to such interest payment date, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bonds of the Series due [            ] is registered on the Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice thereof shall be given to the registered holder of any bonds of the Series due [            ] not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the bonds of the Series due [            ] may be listed, and upon such notice as may be required by such exchange.

        The term "Record Date" as used in this Section 2.01 with respect to any interest payment date ([            ] or [            ]) shall mean the [            ] prior to such [            ] or the [            ] prior to such [            ] (whether or not a business day). The term "business day" shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of Chicago, Illinois, are closed pursuant to authorization of law.

        As used in this Section 2.01, the term "default in the payment of interest" means failure to pay interest on the applicable interest payment date disregarding any period of grace permitted by the Indenture.

        The "Special Record Date" as used in this Section 2.01 shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each bond of the Series due [            ] and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as provided in this Section 2.01. Thereupon the Trustee shall fix a Special Record Date for the payment of such defaulted interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each holder of the bonds of the Series due [            ], at his, her or its address as it appears in the bond register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be

paid to the persons in whose names the bonds of the Series due [            ] are registered on such Special Record Date and shall not be payable pursuant to the paragraph immediately following in this Section 2.01.

        The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the bonds of the Series due [            ] may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this Section 2.01, such payment shall be deemed practicable by the Trustee.

        SECTION 2.02.    [The bonds of the Series due [            ] shall be redeemable[, other than for the Sinking Fund for bonds of that series provided for in Article III hereof,] at the option of the Company, as a whole or in part, on any date upon not less than 30 days' previous notice to be given in the manner and with the effect provided in Section 10.02 of the Restated Indenture, at the principal amount thereof, with accrued interest thereon to the date of redemption at [insert redemption terms]

        The redemption prices of the bonds of the Series due [            ] need not be specified in any temporary bond of said series if any appropriate reference be made in said temporary bond to the provision of this Section.]

        [The bonds of the Series due [            ] are not redeemable prior to maturity for any reason and are not subject to a sinking fund.]

        SECTION 2.03.    The registered owner of any bond or bonds of Series due [            ], at his, her, or its option, may surrender the same with other bonds of such series at the office of the Trustee in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of such series of higher or lower authorized denominations, but of the same aggregate principal amount, bearing interest from its date, and upon receipt of any payment required under the provisions of Section 2.04 hereof. Thereupon the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered owner at its office or at any other place specified as aforesaid.

        [The Company shall not be required to issue, transfer or exchange any bond of the Series due [            ] during a period of ten (10) days next preceding any selection of bonds of the Series due [            ] to be redeemed. The Company shall not be required to transfer or exchange any bond of the Series due [            ] called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of the Series due [            ] which has been called for partial redemption.

        SECTION 2.04.    No charge shall be made by the Company for any exchange or transfer of bonds of the Series due [            ] other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

        SECTION 2.05.    The bonds of the Series due [            ] shall be executed on behalf of the Company by the manual signature of its President or one of its Vice Presidents or with the facsimile signature of its President, and its corporate seal shall be thereunto affixed, or printed, lithographed, or engraved thereon, in facsimile, and attested by the manual signature of its Secretary or one of its Assistant Secretaries or with the facsimile signature of its Secretary. In case any of the officers who shall have signed any bonds or attested the seal thereon or whose facsimile signature shall be borne by the bonds shall cease to be such officers of the Company before the bonds so signed and sealed actually shall have been authenticated by the Trustee or delivered by the Company, such bonds nevertheless may be issued, authenticated, and delivered with the same force and effect as though the person or persons who signed such bonds and attested the seal thereon or whose facsimile signature is borne by the bonds had not ceased to be such officer or officers of the Company. Any bond issuable hereunder may be signed or attested by manual or facsimile signature in behalf of the Company by such person as at the actual date of the execution of such bond shall be the proper officer of the Company, although at the date of such bond such person shall not have been an officer of the Company.

        SECTION 2.06.    [(a) Except as provided in subsections (c) and (g) below, the registered holder of all of the bonds of the Series due [            ] shall be The Depository Trust Company ("DTC") and such bonds of the Series due [            ] shall be registered in the name of Cede & Co., as nominee for DTC. Payment of principal of[, premium, if any,] and interest on any bonds of the Series due [            ] registered in the name of Cede & Co. shall be made by transfer of New York Federal or equivalent immediately available funds with respect to the bonds of the Series due [            ] to the account of Cede & Co. on each such payment date for the bonds of the Series due [            ] at the address indicated for Cede & Co. in the bond register kept by the Trustee.

        (b)   The bonds of the Series due [            ] shall be initially issued in the form of one or more separate single authenticated fully registered certificates in the aggregate principal amount of all bonds of the Series due [            ]. Upon initial issuance, the ownership of such bonds of the Series due [            ] shall be registered in the bond register kept by the Trustee in the name of Cede & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered holder of the bonds of the Series due [            ] registered in its name for the purposes of payment of the principal of[, premium, if any,] and interest on the bonds of the Series due [            ] and of giving any notice permitted or required to be given to holders under the Indenture, except as provided in Section 2.06(g) below; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC's participants (each a "Participant"), any person claiming a beneficial ownership in the bonds of the Series due [            ] under or through DTC or any Participant (each a "Beneficial Owner"), or any other person which is not shown on the bond register maintained by the Trustee as being a registered holder, with respect to (1) the accuracy of any records maintained by DTC or any Participant; (2) the payment of DTC or any Participant of any amount in respect of the principal of[, premium, if any,] or interest on the bonds of the Series due [            ]; (3) the delivery by DTC or any Participant of any notice to any Beneficial Owner which is permitted or required to be given to registered holders under the Indenture of the bonds of the Series due [            ]; (4) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the bonds of the Series due [            ]; or (5) any consent given or other action taken by DTC as bondholder. The Trustee shall pay all principal of[, premium, if any,] and interest on the bonds of the Series due [            ] registered in the name of Cede & Co. only to or "upon the order of" (as that term is used in the Uniform Commercial Code as adopted in Minnesota and New York) DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations

with respect to the principal of[, premium, if any,] and interest on such bonds of the Series due [            ] to the extent of the sum or sums so paid. Except as otherwise provided in Sections 2.06(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of and interest on the bonds of the Series due [            ]. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of bonds, the word "Cede & Co." in this Supplemental Trust Indenture shall refer to such new nominee of DTC.

        (c)   If the Company in its discretion determines that it is in the best interest of the Beneficial Owners that they be able to obtain bond certificates for the bonds of the Series due [            ] or there shall have occurred and be continuing a completed default with respect to the bonds of the Series due [            ], the Company may notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of bond certificates. In such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article II of the Restated Indenture on and after the Effective Date and Section 2.03 of this Supplemental Trust Indenture. The Company shall pay all costs in connection with the production of bond certificates if the Company makes such a determination under this Section 2.06(c). DTC may determine to discontinue providing its services with respect to the bonds of the Series due [            ] at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. Under such circumstances (if there is no successor book-entry depository), the Company and the Trustee shall be obligated (at the sole cost and expense of the Company) to deliver bond certificates as described in this Supplemental Trust Indenture. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of[, premium, if any,] and interest on such certificates. Whenever DTC requests the Company and the Trustee to do so, the Company will direct the Trustee (at the sole cost and expense of the Company) to cooperate with DTC in taking appropriate action after reasonable notice (1) to make available one or more separate certificates evidencing the bonds of the Series due [            ] to any Participant or (2) to arrange for another book-entry depository to maintain custody of certificates evidencing the bonds of the Series due [            ] registered in the name of such depository or its nominee. Any successor book-entry depository must be a clearing agency registered with the Securities and Exchange Commission pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and must enter into an agreement with the Company and the Trustee agreeing to act as the depository and clearing agency for the bonds of the Series due [            ] (except as provided in Section 2.06(g) below). After such agreement has become effective, DTC shall present the bonds of the Series due [            ] for registration of transfer in accordance with Section 2.12 of the Restated Indenture, and the Trustee shall register them in the name of the successor book-entry depository or its nominee and all references thereafter to DTC shall be to such successor book-entry depository. If a successor book-entry depository has not accepted such position before the effective date of DTC's termination of its services, the book-entry system shall automatically terminate and may not be reinstated without the consent of all registered holders of the bonds of the Series due [            ].

        (d)   Notwithstanding any other provision of this Supplemental Trust Indenture to the contrary, so long as any bonds of the Series due [            ] are registered in the name of Cede & Co.,

as nominee of DTC, all payments with respect to the principal of[, premium, if any,] and interest on such bonds of the Series due [            ] and all notices with respect to such bonds of the Series due [            ] shall be made and given, respectively, to DTC as provided in the representation letter dated as of the date of delivery of the bonds of the Series due [            ] among DTC, the Company and the Trustee. The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

        (e)   In connection with any notice or other communication to be provided pursuant to the Indenture for the bonds of the Series due [            ] by the Company or the Trustee with respect to any consent or other action to be taken by the registered holders of the bonds of the Series due [            ], the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole registered holder.

        (f)    NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF[, PREMIUM, IF ANY,] OR INTEREST ON THE BONDS OF THE SERIES DUE [            ]; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO REGISTERED HOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS OF THE SERIES DUE [            ]; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A REGISTERED HOLDER.

        SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE BONDS OF THE SERIES DUE [            ] AS NOMINEE OF DTC, REFERENCES HEREIN TO REGISTERED HOLDERS OF THE BONDS OF THE SERIES DUE [            ] SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS OF THE SERIES DUE [            ] NOR THE PARTICIPANTS.

        (g)   The Company, in its sole discretion, may terminate the services of DTC with respect to the bonds of the Series due [            ] if the Company determines that: (i) DTC (x) is unable to discharge its responsibilities with respect to the bonds of the Series due [            ] or (y) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or (ii) there shall have occurred and be continuing a completed default with respect to the bonds of the Series due [            ]. The Company, in its sole discretion, may terminate the services of DTC with respect to the bonds of the Series due [            ] if the Company determines that a continuation of the requirement that all of the outstanding Bonds be registered with the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of the bonds of the Series due [            ]. After such event and if no substitute book-entry depository is appointed by the Company, bond certificates will be delivered as described in the Indenture.

        (h)   Upon the termination of the services of DTC with respect to the bonds of the Series due [            ] pursuant to subsections (c) or (g) of this Section 2.06 after which no substitute book-entry depository is appointed, the bonds of the Series due [            ] shall be registered in whatever name or names holders transferring or exchanging the bonds of the Series due [            ] shall designate in accordance with the provisions of the Indenture.

ARTICLE III
[SINKING FUND

        SECTION 3.01.    (a) The Company covenants that it will on the first day of October of each year commencing October 1, [            ], and continuing so long as any of the bonds of the Series due [            ] are outstanding, pay or cause to be paid to the Trustee, for and as a fund for the use and benefit of the holders of bonds of the Series due [            ], a sum in lawful money of the United States of America equal to the amount required to redeem on the first day of December next following the date of such payment in accordance with Section 3.02, 1% of the highest aggregate principal amount of bonds of that series at any time outstanding. Such fund shall be the Sinking Fund for bonds of the Series due [            ]. [The Company covenants that it will meet its obligations under the immediately preceding sentence for the year [            ] solely and entirely through the application of an Amount of Established Permanent Additions in the manner hereinafter set forth in subdivision (c) of this Section 3.01.]

        (b)   The delivery by the Company to the Trustee of bonds of the Series due [            ] shall, for the purposes of satisfying the Sinking Fund for bonds of that series, be deemed equivalent under this Section to the payment of cash equal to the amount required to effect the redemption of the bonds so delivered on the first day of December next following such delivery. If any bonds of the Series due [            ] have been redeemed or retired and no bonds have theretofore been issued, cash withdrawn, or credit taken under any of the provisions of the Indenture on account of the redemption or retirement of such bonds, the Company may deduct from any payment for the Sinking Fund for bonds of the Series due [            ], an amount equivalent to the amount required to effect the redemption of a like amount of bonds of that series for the Sinking Fund for bonds of the Series due [            ], on the first day of December next following, provided that the Company thereafter shall not issue any bonds, withdraw any cash, or take any credit under any of the provisions of the Indenture on account of the redemption or retirement of such bonds and such bonds shall be cancelled. For the purpose of this subdivision (b), credit shall be deemed to have been taken for any bonds redeemed or retired if used as a reduction of the amount of cash required to be deposited with the Trustee under any provision of the Indenture or out of funds pledged with the Trustee under any provision of the Indenture, other than funds deposited with the Trustee for the payment of bonds upon maturity or upon redemption at the option of the Company.

        (c)   The delivery by the Company to the Trustee of a written application of the Company signed by its President or a Vice President, to apply an Amount of Established Permanent Additions established as provided in Sections 5.05 and 5.06 of the Indenture (which has not been applied previously to any other purpose specified in the Indenture) to the Sinking Fund provided for in this Article III, for purposes of said Sinking Fund shall be deemed equivalent under this Section to the payment of cash equal to the amount required to effect the redemption on the first day of December next following, of a principal amount of Bonds of this Series equal to 66 2/3% of the Amount of Established Permanent Additions so applied.

        SECTION 3.02.    (a) As soon as may be, after each payment to the Sinking Fund provided for bonds of the Series due [            ] is so made, the Trustee shall apply the moneys in such Sinking Fund to the purchase of bonds of the Series due [            ], in the open market, at the lowest price or prices obtainable, but not to exceed the price at which the bonds of such series are then redeemable for the Sinking Fund as herein provided. If within 20 days after each payment to the Sinking Fund, the Trustee shall be unable to purchase bonds of the Series due [            ], as aforesaid, sufficient to reduce the amount of money held in the Sinking Fund to less than $10,000, the Trustee shall apply the Sinking Fund for bonds of the Series due [            ], or the balance thereof to the redemption, on the first day of December next following the receipt of such cash by the Trustee, of bonds of such series at the sinking fund redemption prices provided for in Section 2.02 of this Supplemental Trust Indenture.

        (b)   The particular bonds to be redeemed for the Sinking Fund shall be selected by the Trustee by lot, in such manner as it shall deem proper in its discretion, from the distinctive numbers borne by or assigned to registered bonds of the Series due [            ], as herein provided. For each registered bond of a denomination in excess of $1,000, the Trustee shall assign a distinctive number of each $1,000 of the principal amount thereof. Registered bonds shall be deemed to have been drawn by lot if and to the extent that the numbers borne by or assigned thereto as above provided are selected as aforesaid. The Trustee shall notify the Company in writing of the distinctive numbers of the bonds of the Series due [            ] to be redeemed for the Sinking Fund. The Trustee is authorized and empowered hereby to give or cause to be given on behalf of the Company the notice required by Section 2.02 hereof in order to redeem bonds for Sinking Fund purposes.

        (c)   On and after the commencement of notice of redemption of bonds pursuant to this Section, the Trustee shall (subject to the provisions of Section 20.03 of the Restated Indenture) hold the moneys necessary to redeem the bonds so to be redeemed as a separate trust fund for the account of the respective holders thereof and such moneys shall be paid to them respectively upon presentation and surrender of such bonds; and after the redemption date, such bonds shall cease to be entitled to the lien, benefits, or security of the Indenture, and as respects the Company's liability thereon such bonds and all claims for interest thereon shall be deemed to have been paid; this Section being in all respects subject to the provisions of Section 20.03 of the Restated Indenture on and after the Effective Date, except that, on and after commencement of notice of redemption of bonds pursuant to this Section 3.02, such bonds shall be deemed to have been redeemed from the holder or holders thereof and paid for the purpose of release and satisfaction of the Indenture.

        (d)   If there shall be drawn for redemption a portion of the principal amount less than the entire amount of any registered bond, the Company shall execute and the Trustee shall authenticate and deliver without charge to the holder thereof registered bonds of the Series due [            ] for the unredeemed balance of such registered bond.

        SECTION 3.03.    All bonds delivered to the Trustee in lieu of cash, or purchased by the Trustee, or redeemed by operation of the Sinking Fund in accordance with the provisions of this

Article, shall be cancelled by the Trustee. Bonds so cancelled shall not be reissued and no additional bonds shall be authenticated and delivered in substitution therefor or on account of the retirement thereof and no credit shall be taken or cash withdrawn under the provisions of the Indenture on the basis thereof.]

ARTICLE IV
APPOINTMENT OF AUTHENTICATING AGENT

        SECTION 4.01.    The Trustee shall, if requested in writing so to do by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered bonds of the Series due [            ] in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.

        SECTION 4.02.    (a) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000 and is subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

        (b)   Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

        (c)   Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 4.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 4.02.

        (d)   The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 4.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.

        SECTION 4.03.    If an appointment is made pursuant to this Article IV, the registered bonds of the Series due [            ] shall have endorsed thereon, in addition to the Trustee's Certificate, an alternate Trustee's Certificate in the following form:

        This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY, as Trustee
By:	Authenticating Agent
By:	Authorized Officer

        SECTION 4.04.    No provision of this Article IV shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

ARTICLE V
EFFECTIVE DATE OF RESTATED INDENTURE

        SECTION 5.01.    The Effective Date of the Restated Indenture shall be [                        ], which is the date this Supplemental Trust Indenture is first recorded and filed in such manner and to such extent as is required by law.

ARTICLE VI
FINANCING STATEMENT TO COMPLY WITH
THE UNIFORM COMMERCIAL CODE

        SECTION 6.01.    The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company 414 Nicollet Mall Minneapolis, Minnesota 55401
Secured Party:	BNY Midwest Trust Company, Trustee 2 North LaSalle Street Suite 1020 Chicago, Illinois 60602

Note: Northern States Power Company, the debtor above named, is "a transmitting utility" under the Uniform Commercial Code as adopted in Minnesota, North Dakota and South Dakota.

        SECTION 6.02.    Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section at length.

        SECTION 6.03.    The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture and this Supplemental Trust Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

First Mortgage Bonds	Principal Amount
Series due December 1, 2005	$70,000,000
Series due July 1, 2025	$250,000,000
Pollution Control Series N	$27,900,000
Pollution Control Series O	$50,000,000
Pollution Control Series P	$50,000,000
Series due March 1, 2028	$150,000,000
Resource Recovery Series Q	$9,145,000
Resource Recovery Series R	$14,090,000
Pollution Control Series S	$69,000,000
Series A and Series B due August 28, 2012	$450,000,000
Series due 2004, extendible through 2006	$275,000,000
Series due August 1, 2006	$200,000,000
Series due August 1, 2010	$175,000,000

        SECTION 6.04.    This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture and this Supplemental Trust Indenture.

        SECTION 6.05.    The 1937 Indenture and the prior Supplemental Trust Indentures, as set forth below, have been filed or recorded in each and every office in the States of Minnesota, North Dakota, and South Dakota designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture
        Dated February 1, 1937

Supplemental Indenture
        Dated June 1, 1942

Supplemental Indenture
        Dated February 1, 1944

Supplemental Indenture
        Dated October 1, 1945

Supplemental Indenture
        Dated July 1, 1948

Supplemental Indenture
        Dated August 1, 1949

Supplemental Indenture
        Dated June 1, 1952

Supplemental Indenture
        Dated October 1, 1954

Supplemental Indenture
        Dated September 1, 1956

Supplemental Indenture
        Dated August 1, 1957

Supplemental Indenture
        Dated July 1, 1958

Supplemental Indenture
        Dated December 1, 1960

Supplemental Indenture
        Dated August 1, 1961

Supplemental Indenture
        Dated June 1, 1962

Supplemental Indenture
        Dated September 1, 1963

Supplemental Indenture
        Dated August 1, 1966

Supplemental Indenture
        Dated June 1, 1967

Supplemental Indenture
        Dated October 1, 1967

Supplemental Indenture
        Dated May 1, 1968

Supplemental Indenture
        Dated October 1, 1969

Supplemental Indenture
        Dated February 1, 1971

Supplemental Indenture
        Dated May 1, 1971

Supplemental Indenture
        Dated February 1, 1972

Supplemental Indenture
        Dated January 1, 1973

Supplemental Indenture
        Dated January 1, 1974

Supplemental Indenture
        Dated September 1, 1974

Supplemental Indenture
        Dated April 1, 1975

Supplemental Indenture
        Dated May 1, 1975

Supplemental Indenture
        Dated March 1, 1976

Supplemental Indenture
        Dated June 1, 1981

Supplemental Indenture
        Dated December 1, 1981

Supplemental Indenture
        Dated May 1, 1983

Supplemental Indenture
        Dated December 1, 1983

Supplemental Indenture
        Dated September 1, 1984

Supplemental Indenture
        Dated December 1, 1984

Supplemental Indenture
        Dated May 1, 1985

Supplemental Indenture
        Dated September 1, 1985

Supplemental Indenture
        Dated May 1, 1988

Supplemental Indenture
        Dated July 1, 1989

Supplemental Indenture
        Dated June 1, 1990

Supplemental Indenture
        Dated October 1, 1992

Supplemental Indenture
        Dated April 1, 1993

Supplemental Indenture
        Dated December 1, 1993

Supplemental Indenture
        Dated February 1, 1994

Supplemental Indenture
        Dated October 1, 1994

Supplemental Indenture
        Dated June 1, 1995

Supplemental Indenture
        Dated April 1, 1997

Supplemental Indenture
        Dated March 1, 1998

Supplemental Indenture
        Dated May 1, 1999

Supplemental Indenture
        Dated June 1, 2000

Supplemental Indenture
        Dated August 1, 2000

Supplemental Indenture
        Dated June 1, 2002

Supplemental Indenture
        Dated July 1, 2002

Supplemental Indenture
        Dated August 1, 2002

Supplemental Indenture
        Dated May 1, 2003

Supplemental Indenture
        Dated August 1, 2003

        SECTION 6.06.    The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor which may be issued from time to time in the future in accordance with the provisions of the Indenture.

ARTICLE VII
MISCELLANEOUS

        Section 7.01.    The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subject to the lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee's certificate) and the Trustee shall incur no responsibility in respect of such matters.

        SECTION 7.02.    This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

        SECTION 7.03.    (a) If any provision of the Indenture or this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provision shall control.

        (b)   In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

        SECTION 7.04.    Wherever in this Supplemental Trust Indenture the word "Indenture" is used without the prefix "1937," "Original," "Restated," or "Supplemental," such word was used intentionally to include in its meaning both the 1937 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.

        SECTION 7.05.    Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

        SECTION 7.06.    (a) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

        (b)   The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        The total aggregate amount of obligations to be issued forthwith under this Supplemental Trust Indenture is $[            ].

        IN WITNESS WHEREOF, on this [            ] day of [            ], A.D. [            ], NORTHERN STATES POWER COMPANY, a Minnesota corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed and this Supplemental Trust Indenture effective [            ], [            ]to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and BNY MIDWEST TRUST COMPANY (as successor trustee to Harris Trust and Savings Bank), an Illinois corporation, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture effective [            ], [            ], to be signed by its President, a Vice President, or an Assistant Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf.

NORTHERN STATES POWER COMPANY
By: Its: Vice President
Attest:

Its: Secretary
Executed by Northern States Power Company in the presence of:	(CORPORATE SEAL)
Witness
Witness

BNY MIDWEST TRUST COMPANY, as Trustee
By: Its: Vice President
Attest:
Its: Vice President
Executed by BNY Midwest Trust Company in the presence of:	(CORPORATE SEAL)
Witness
Witness

STATE OF MINNESOTA	)
) SS.:
COUNTY OF HENNEPIN	)

        On this [            ] day of [            ] A.D. [            ], before me, [            ], a Notary Public in and for said County in the State aforesaid, personally appeared [            ] and [            ], to me personally known, and to me known to be the Vice President and Treasurer and Assistant Secretary, respectively, of Northern States Power Company, one of the corporations described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each for himself, did say that he, the said [            ] is a [            ] and [            ], and [            ] is the [            ], of said Northern States Power Company, a corporation; that the seal affixed to the within and foregoing instrument is the corporate seal of said corporation, and that said instrument was executed on behalf of said corporation by authority of its stockholders and board of directors; and said [            ] and [            ] each acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

        WITNESS my hand and notarial seal, this [            ] day of [            ], A.D. [            ].

[ ] Notary Public My commission expires:
(NOTARY SEAL)

STATE OF MINNESOTA	)
) SS.:
COUNTY OF HENNEPIN	)

        [            ] and [            ], being severally duly sworn, each deposes and says that they are [            ] and [            ], respectively, of Northern States Power Company, the corporation described in and which executed the within and foregoing Supplemental Trust Indenture, as mortgagor; and each for himself further says that said Supplemental Trust Indenture was executed in good faith, and not for the purpose of hindering, delaying, or defrauding any creditor of the said mortgagor.

[ ]	[ ]

        Subscribed and sworn to before me this [            ] day of [            ], A.D. [            ].

[ ] Notary Public My commission expires:
(NOTARY SEAL)

STATE OF ILLINOIS	)
) SS.:
COUNTY OF COOK	)

        On this [            ] day of [            ] A.D. [            ], before me, [            ], a Notary Public in and for said County in the State aforesaid, personally appeared [            ] and [            ] to me personally known, and to me known to be the [            ] and [            ], respectively, of BNY Midwest Trust Company, one of the corporations described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each, did say that he, the said [            ] is [            ], and she, the said [            ], is the [            ], of said BNY Midwest Trust Company, a corporation; that the seal affixed to the within and foregoing instrument is the corporate seal of said corporation, and that said instrument was executed on behalf of said corporation by authority of its board of directors; and said [            ] and [            ] each acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

        WITNESS my hand and notarial seal, this [            ] day of [            ] A.D. [            ].

[ ] Notary Public My commission expires:
(NOTARY SEAL)

STATE OF ILLINOIS	)
) SS.:
COUNTY OF COOK	)

        [            ] and [            ], being severally duly sworn, each for himself/herself deposes and says that he/she, the said [            ], is [            ], and he/she, the said [            ], is [            ], of BNY Midwest Trust Company, the corporation described in and which executed the within and foregoing Supplemental Trust Indenture, as mortgagee; and each for himself further says that said Supplemental Trust Indenture was executed in good faith, and not for the purpose of hindering, delaying, or defrauding any creditor of the mortgagor.

[ ]	[ ]

        Subscribed and sworn to before me this [            ] day of [            ], A.D. [            ].

[ ] Notary Public My commission expires:
(NOTARY SEAL)

SCHEDULE A

        The property referred to in Article I of the foregoing Supplemental Trust Indenture from Northern States Power Company to BNY Midwest Trust Company, Trustee, effective as of [            ], [            ], includes the following property hereafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere in the Indenture.

I. PROPERTIES IN THE STATE OF MINNESOTA

        This instrument was drafted by Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401.

        Please return recorded document(s) to [                        ].

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  Exhibit 4(a)(4)
FORM OF SUPPLEMENTAL TRUST INDENTURE
TABLE OF CONTENTS
TABLE OF CONTENTS (continued)
ARTICLE I SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO THE LIEN OF THE INDENTURE
ARTICLE II FORM AND EXECUTION OF SERIES DUE [ ]
ARTICLE III [SINKING FUND
ARTICLE IV APPOINTMENT OF AUTHENTICATING AGENT
ARTICLE V EFFECTIVE DATE OF RESTATED INDENTURE
ARTICLE VI FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE
ARTICLE VII MISCELLANEOUS
SCHEDULE A
I. PROPERTIES IN THE STATE OF MINNESOTA